EXHIBIT 5.1

STINSON LEONARD STREET LLP

150 SOUTH FIFTH STREET, SUITE 2300

MINNEAPOLIS MN 55402

(612) 335-1500

June 3, 2015

ATRM Holdings, Inc.

3050 Echo Lake Avenue, Suite 300

Mahtomedi, Minnesota 55115

Re:	Registration Statement on Form S-8 pertaining to up to 100,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”) to be issued subsequent to the date hereof under the 2014 Incentive Plan (the “Plan”)

Ladies and Gentlemen:

We have acted as counsel to ATRM Holdings, Inc. (the “Company”) in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Company on Form S-8 filed or to be filed with the Securities and Exchange Commission (the “Commission”) on or about June 3, 2015 (the “Registration Statement”). You have requested our opinion with respect to the matters set forth below.

In our capacity as counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)	the Articles of Incorporation of the Company, as amended to date (the “Articles”);

(ii)	the Bylaws of the Company, as amended to date;

(iii)	resolutions adopted by the Board of Directors of the Company;

(iv)	the Plan;

(v)	the Registration Statement in substantially the form filed or to be filed with the Commission pursuant to the Act;

(vi)	such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinion set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)	upon each issuance of any of the Shares subsequent to the date hereof, the total number of shares of Common Stock of the Company issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of Common Stock that the Company is authorized to issue under the Articles.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota.

2.	The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Plan as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

We are admitted to the practice of law in the State of Minnesota and the foregoing opinions are limited to the laws of that state and the federal laws of the United States of America.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

STINSON LEONARD STREET LLP

/s/ Stinson Leonard Street LLP

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